EXHIBIIT 23.1

[Letterhead of Kingery & Crouse, P.A.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neogenomics, Inc.

12701 Commonwealth Drive, Suite 9

Fort Meyers, FL 33913

To the Board of Directors and stockholders of Neogenomics, Inc. and subsidiary:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2006 included in the Annual Report on Form 10-KSB of Neogenomics, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004.

/s/ Kingery & Crouse, P.A.

Tampa, FL

December 15, 2006